UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

UNITED AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on May 21, 2025.

(b) The matters submitted to a vote at the Annual Meeting and the voting results of such matters are as follows:

Item 1 - Election of Directors. Holders of the Company’s common stock elected each of the 11 directors nominated by the Company’s Board of Directors to serve as directors of the Company, each for a term expiring at the annual meeting of stockholders in 2026 and until his or her successor has been elected and qualified or his or her earlier death, resignation or removal, based upon the votes set forth in the table below:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Rosalind Brewer	239,971,583	2,460,597	432,074	36,369,546
Michelle Freyre	238,976,689	3,455,710	431,855	36,369,546
Matthew Friend	238,918,838	3,516,878	428,538	36,369,546
Barney Harford	238,304,339	4,121,068	438,847	36,369,546
Michele J. Hooper	238,355,439	4,089,436	419,379	36,369,546
Walter Isaacson	233,124,587	9,265,613	474,054	36,369,546
J. Scott Kirby	240,113,416	2,396,037	354,801	36,369,546
Edward M. Philip	221,793,464	20,634,698	436,092	36,369,546
Edward L. Shapiro	238,937,758	3,487,701	438,795	36,369,546
Laysha Ward	237,399,375	5,067,554	397,325	36,369,546
James M. Whitehurst	234,343,232	8,063,503	457,519	36,369,546

The United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (the “ALPA”), the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, which provides the ALPA with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Captain Brian Noyes at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2026 and until his successor has been elected and qualified or his earlier death, resignation or removal.

The International Association of Machinists and Aerospace Workers (the “IAM”), the sole holder of the Company’s Class IAM Junior Preferred Stock, which provides the IAM with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Richard Johnsen at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2026 and until his successor has been elected and qualified or his earlier death, resignation or removal.

Item 2 - Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025 based upon the votes set forth in the table below:

For	Against	Abstain
274,839,861	3,680,789	713,150

Item 3 - Advisory Vote to Approve Executive Compensation. The Company’s stockholders approved a nonbinding, advisory resolution approving the compensation of the Company’s named executive officers, as set forth in the Proxy Statement, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
209,197,421	33,198,371	468,462	36,369,546

Item 4 – Stockholder Proposal Regarding Removal of the One-Year Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting. The Company’s stockholders did not approve a stockholder proposal requesting that the Company eliminate the one-year stock ownership holding requirement for stockholders to exercise their right to request special meetings, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
43,763,344	192,439,319	6,661,591	36,369,546

The above items are described in more detail in the Company’s Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President & Chief Legal Officer

Date: May 28, 2025